ASSIGNMENT AND ASSUMPTION AGREEMENT


               This ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is dated as of December 14, 1998, by NATIONSBANK, N.A (the "Assignor") and MAIN PLACE TRUST, a Delaware business trust (the "Assignee").

               WHEREAS, Assignor is the sole member of Main Place Funding, LLC, a Delaware limited liability company formerly known as Main Place Holdings, LLC (the "LLC"), and, in accordance with the Limited Liability Company Agreement of the LLC dated as of October 15, 1998 (the "LLC Agreement"), Assignor holds a 100% membership interest in the LLC (the "LLC Interest").

               WHEREAS, Assignee is a newly-formed Delaware business trust and has not conducted any business or operations, or acquired any assets.

               WHEREAS, Assignor desires to transfer, as a capital contribution, in exchange for all of the equity interests in Assignee one percent (1%) of its LLC Interest (the "Transferred Interest") to Assignee, and Assignee desires to accept the Transferred Interest on the terms set forth below.

               NOW THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

               1. Assignor hereby transfers, assigns, sells, grants and conveys unto Assignee, its successors and assigns, all of the rights, title and interest of Assignor in, to and under the Transferred Interest. This transfer and assignment is made without representation or warranty except as set forth in this Agreement.

               2. Assignee hereby affirms and accepts all the terms, conditions and provisions of the LLC Agreement and agrees to be bound by and to the same, and Assignee's execution of this Agreement shall be deemed to constitute Assignee's execution of a counterpart signature page to the LLC Agreement.

               3. Assignor represents and warrants that (a) it is the sole owner of the Transferred Interest, and owns the Transferred Interest free and clear of any lien, encumbrance or security interest, and (b) it has not assigned any or all of its rights, title or interest in the Transferred Interest to any other person or entity.

               4. The terms of this Agreement shall be binding upon and shall inure to the benefit of the Assignor, the Assignee and their respective successors and assigns. All representations and warranties made herein shall survive the execution and delivery of this Agreement.

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               5. This Agreement constitutes the complete agreement of the parties hereto with respect to the subject matter referred to herein and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements or representations of every nature whatsoever with respect thereto, all of which have become merged and finally integrated into this Agreement. This Agreement may not be amended, modified or supplemented except by an instrument in writing executed by both parties hereto.

               6. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the conflicts of law provisions thereof.

               7. This Agreement may be executed in multiple counterparts, each one of which shall constitute an original executed copy of this Agreement.

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               IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement as of the date first above written.


                                                   NATIONSBANK, N.A.

                                                   By: /s/ James W. Kiser
                                                       -------------------
                                                       Name:
                                                       Title:


                                                   MAIN PLACE TRUST

                                                   By:  /s/ John E. Mack
                                                       --------------------
                                                       Name:
                                                       Title:


               The undersigned, being the sole member and sole manager of Main Place Funding, LLC (the "LLC"), hereby admits Main Place Trust as a member of the LLC.


Dated:  December 14, 1998                          NATIONSBANK, N.A.

                                                   By: /s/ James W. Kiser
                                                       ---------------------
                                                       Name:
                                                       Title: